Exhibit 3.57

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	Roger Williams Secretary of State

Office of the Secretary of State

The undersigned, as Secretary of State of Texas, does hereby certify that the attached is a true and correct copy of each document on file in this office as described below:

COLUMBIA NORTH HILLS HOSPITAL SUBSIDIARY, L.P.

Filing Number: 9641610

Certificate Of Limited Partnership	February 27, 1997
Change Of Registered Agent/Office	July 14, 1997
Assumed Name Certificate	August 28, 1997
Assumed Name Certificate	June 05, 1998
RPT	August 02, 2000
ABAND	March 14, 2001
Change of Registered Agent/Office	December 20, 2001
Amended Certificate of Limited Partnership	May 05, 2003
Abandonment of Assumed Business Name	May 09, 2003
Certificate of Assumed Business Name	May 09, 2003
Report Notice	July 18, 2006
Periodic Report	August 09, 2006

In testimony whereof, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in Austin, Texas on October 18, 2006.

Roger Williams Secretary of State

Phone: (512) 463-5555	Come visit us on the internet at http://www.sos.state.tx.us/ Fax: (512) 463-5709
Prepared by: SOS-WEB

CERTIFICATE OF LIMITED PARTNERSHIP

OF

COLUMBIA NORTH HILLS HOSPITAL SUBSIDIARY, L.P.

Pursuant to Section 2 01 of the Texas Revised Limited Partnership Act (the “Act”), COLUMBIA NORTH HILLS HOSPITAL SUBSIDIARY, L P (the “Partnership”), hereby submits for filing its Certificate of Limited Partnership The Certificate of the Partnership shall be as follows:

1. The name of the Partnership is COLUMBIA NORTH HILLS HOSPITAL SUBSIDIARY, L P

2. The address of the registered office of the Partnership is 400 N St Paul Street, Dallas, Texas 75201, and the name and address of the registered agent for service of process of the Partnership is Corporation Service Company, d/b/a CSC-Lawyers Incorporating Service Company, 400 N St Paul Street, Dallas, Texas 75201.

3. The address of the principal office in the United States where records are to be kept or made available under Section 1 07 of the Act is 13455 Noel Road, Twentieth Floor, Dallas, Texas 75240.

4. The name, mailing address, and street address of the business of the sole general partner of the Partnership is as follows:

Name:	Columbia North Texas Subsidiary GP, LLC

Mailing Address:	13455 Noel Road, Twentieth Floor Dallas, Texas 75240

IN WITNESS WHEREOF, the sole general partner of COLUMBIA NORTH HILLS HOSPITAL SUBSIDIARY, L P has executed this Certificate of Limited Partnership as of February 27, 1997

GENERAL PARTNER:

COLUMBIA NORTH TEXAS SUBSIDIARY GP, LLC, a Texas limited liability company

By:	/s/ John M. Franck II
John M. Franck II, Authorized Representative